Exhibit 99.1

Anavex Life Sciences Announces Uplisting to the NASDAQ Global Select Market®

NEW YORK – September 27, 2021 – Anavex Life Sciences Corp. (“Anavex” or the “Company”) (Nasdaq: AVXL), a clinical-stage biopharmaceutical company developing differentiated therapeutics for the treatment of neurodegenerative and neurodevelopmental disorders including Alzheimer’s disease, Parkinson’s disease, Rett syndrome and other central nervous system (CNS) disorders, today announced that effective as of market open today, September 27, 2021, its shares of common stock have been approved for uplisting to the NASDAQ Global Select Market® and will continue trading under its current ticker symbol AVXL.

“We are honored to be added to the NASDAQ Global Select Market®, joining some of the most respected companies in the world who also uphold NASDAQ’s rigorous qualification standards,” said Christopher U Missling, PhD, President & Chief Executive Officer of Anavex. “Inclusion in this listing further emphasizes our overall growth as a company, as well as our long-term growth potential.”

Anavex was previously listed on the NASDAQ Capital Market. Anavex’s shares will be transferred to the Global Select Market at the opening of business today, September 27, 2021, and will continue to be traded under the ticker AVXL.

The Nasdaq Global Select Market® is a mark of achievement and stature for qualified companies. Listed companies must meet financial and liquidity requirements and satisfy corporate governance and disclosure requirements on both an initial and continuing basis.

About Anavex Life Sciences Corp.

Anavex Life Sciences Corp. (Nasdaq: AVXL) is a publicly traded biopharmaceutical company dedicated to the development of differentiated therapeutics for the treatment of neurodegenerative and neurodevelopmental disorders including Alzheimer’s disease, Parkinson’s disease, Rett syndrome and other central nervous system (CNS) diseases, pain, and various types of cancer. Anavex’s lead drug candidate, ANAVEX®2-73 (blarcamesine), successfully completed a Phase 2a clinical trial for Alzheimer’s disease and recently a Phase 2 proof-of-concept study in Parkinson’s disease dementia and a Phase 2 study in adult patients with Rett syndrome. ANAVEX®2-73 is an orally available drug candidate that restores cellular homeostasis by targeting sigma-1 and muscarinic receptors. Preclinical studies demonstrated its potential to halt and/or reverse the course of Alzheimer’s disease. ANAVEX®2-73 also exhibited anticonvulsant, anti-amnesic, neuroprotective, and anti-depressant properties in animal models, indicating its potential to treat additional CNS disorders, including epilepsy. The Michael J. Fox Foundation for Parkinson’s Research previously awarded Anavex a research grant, which fully funded a preclinical study to develop ANAVEX®2-73 for the treatment of Parkinson’s disease. ANAVEX®3-71, which targets sigma-1 and muscarinic receptors, is a promising clinical stage drug candidate demonstrating disease-modifying activity against the major hallmarks of Alzheimer’s disease in transgenic (3xTg-AD) mice, including cognitive deficits, amyloid, and tau pathologies. In preclinical trials, ANAVEX®3-71 has shown beneficial effects on mitochondrial dysfunction and neuroinflammation. Further information is available at www.anavex.com. You can also connect with the company on Twitter, Facebook, Instagram and LinkedIn.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks set forth in the Company’s most recent Annual Report on Form 10-K filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Anavex Life Sciences Corp. undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

For Further Information:

Anavex Life Sciences Corp.

Research & Business Development

Toll-free: 1-844-689-3939

Email: info@anavex.com

Investors:

Andrew J. Barwicki

Investor Relations

Tel: 516-662-9461

Email: andrew@barwicki.com